JBS S.A. Voluntary Public Offering – Share Swap February 10 th , 2012 Exhibit 2.1

2 PAGE Presenters Jeremiah O’Callaghan Investor Relations Director Wesley Mendonça Batista CEO Gilberto Xandó Vigor’s CEO

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*The announcement of the Offering will be published after the registration by CVM. Read the Proclamation in full to analyze the
Offering conditions. This presentation does not constitute an offering of securities for sale in the United States.  The securities mentioned herein may not be offered or sold in the United States absent registration or an exemption from registration under U.S.
law.  JBS S.A. does not intend to register or conduct a public offering of these securities in the United States.”
Summary of the Exchange Offering
Transaction: Voluntary Public Tender Offer, directed to JBS’
shareholders, in which JBS
offers Vigor’s shares in exchange for JBS’ shares
AS a result of the Exchange Offer, Vigor will be a publicly listed company in Brazil, focused on the consumer sector and listed on the BM&FBovespa“Novo Mercado” segment
The Offering is subject to certain conditions which will be mentioned in the  Offering
Notice:
• Analysis and approval by CVM, the Brazilian SEC, of certain  exemptions from compliance with certain regulatory provisions of CVM 361/02 and 10/80
• Consent of holders of Bonds issued by JBS and its subsidiaries
Creditors: Covenants of the JBS USA notes due 2014, Bertin notes due 2016 and JBS S.A.
notes due 2016. The transaction is subject to the consent of bondholders and from the other creditors of  other financings of JBS when applicable
Corporate governance: Same standards as JBS, listing in BM&FBovespa “Novo Mercado”
segment, Board of Directors composed of 7 members, 5 of which independent
The definition of the valuation of Vigor and its shares, JBS’ shares and the exchange ratio of the Exchange  Offering will occur in a future JBS Board Meeting to be held prior to the publication of the  Offering Notice

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Strategic Rationale
Market  is possibly not fully perceiving Vigor’s value within JBS’
corporate structure
Vigor may potentially be valued at comparable consumer
companies’ multiples
Valuation of Vigor
The Exchange Offering will not impact JBS’ participation in the current indexes (for example: Ibovespa, MSCI, among others)
No impact on
JBS’ stock
liquidity
Flexibility to support growth strategy
Capital structure  independent from JBS
Own corporate governance, strategy and management team
Higher visibility
and flexibility for
potential strategic
moves
Discussions with market analysts, from relevant banks and brokers
Independent and dedicated Investor Relations activities
Clear market
positioning

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“JBS’
share price”:
to be defined by JBS’ Board of Directors
before the publication of the Offering
Notice
“Equity Value of Vigor”:
total Equity value of Vigor to be defined
by JBS’ Board of Directors
“Number of JBS’
Shares Object of the Exchange Offering”:
Calculated by the formula:                 “Equity Value of Vigor”
“JBS’ Share Price"
Exchange Ratio Definition

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Shareholders’ Maximum Amount of JBS’ Shares Object of the Exchange
Offering
Note: 1. Total amount of JBS shares after the cancellation of the treasury shares
2.  Please refer to the previous slide for further information
“Stake of a Given Shareholder in JBS”:
Calculated by the formula:     Amount of JBS’ Shares Owned by the Given Shareholder
2,963,924,296
1
“Maximum
Amount of JBS’ Shares Object of the Exchange Offering by a Given
Shareholder”:
Calculated by the formula:
“Number of JBS
shares object of the
Exchange Offer”
2
“Stake of the Given
Shareholder in JBS”
×
JBS’ shareholders will be allowed to determine the amount of shares which they intend to tender in the Exchange Offering and, in case of non-participation in the Exchange Offering and, thus, non-
participation in the auction, there will be no change to their quality as JBS’ shareholders nor in their ownership of shares issued by JBS, subject to a possible adjustment in the stake owned, which will depend on the result of the Exchange Offer

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Exchange Offering Timeline
Procedure to Participate in the Auction
The commencement of the Exchange Offering is pending approval by the CVM, which is currently reviewing the documents relating to the Exchange Offer. JBS’ shareholders interested in participating in the auction will have 30 days from the share base date to express their interest to a broker that is authorized to operate in the BOVESPA segment of BM&FBOVESPA. Participation in the auction shall be in accordance with the requirements established by the regulations of BM&FBOVESPA, as well as the requirements mentioned in the Offering Notice. Each shareholder of JBS interested in participating in the Exchange Offering must complete a Form of Intention, indicating, among other information, the amount of shares owned as of the date of the Launch and the amount of shares subject to the auction, which will be restricted to such shareholder’s percentage ownership in JBS shareholders’ equity
Filing  of the
Exchange Offering
documents with
“CVM” (February
9,  2012)
Document Analysis by “CVM” – X days
Qualification Period for the Auction – 30
days
Interval until
the Auction –
2 days
Share Base Date
Auction

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Vigor’s Corporate Governance
Transparency
Best practices
Reliability
Best products and services
Solidity
Profitability
Future
1 president
5 independent  members
1 effective member
Elected and removed at any time
by the General Assembly.
Board of Directors
Permanent Fiscal
Committee
7 members 3 members
Elected by the Board of Directors
for a term of three years and
eligible for reelection.
Executive Directors
Sustainability
Risk Management
Financial
Board of Directors
Committees
3 committees
Vigor will be part of the Novo Mercado segment in which companies agree to follow a set of rules that provide greater transparency and certainty for investors.
*
Executive Directors and Board of Directors

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Independent
Member
Vicente Falconi
Campos
Member
Joesley Batista
Independent
Member
Sérgio Carvalho
Mandin Fonseca
Mr. Joesley Batista is the
current Chairman of JBS,
elected on January 2
nd
,
2007, and has more than
20 years of experience in
beef production at the
JBS Group. Mr. Joesley
Batista has been working
at the JBS Group since
1988 and is member of
the Batista family.
Joesley was also CEO of
JBS SA between 2006 in
2011, a period in which
revenues have grown by
1,200%, and the
Company has made
different transformational
acquisitions in North
America and Australia, in
addition to going public in
2007.
Bachelor in Industrial
Engineering from Escola
Politécnica at the University
of São Paulo, post-graduate
in Sales and Marketing
Strategic Administration by
the Univ. of California,
Berkeley, and PGA –
Advanced Management
Program by Fund. Dom
Cabral and Insead, France.
He was the Retail Director
at Martins Comércio e
Atacado from 1987 to 2003,
and Vice-President for
Domestic Market at Sadia
from 2004 to 2009. Member
of the Executive Committee
at Apprimus from 2002 to
2003; member of the Board
of Directors at Excelsior
Alimentos from 2008 to
2009; current member of the
Board at Associação
Comercial e Industrial de
Uberlândia.
Mr. Vicente Falconi Campos
is a member of the Board of
Directors at Ambev and
Institutional Board of
Managerial Development
(Conselho do Instituto de
Desenvolvimento Gerencial
- INDG), as well as an
Emeritus professor at the
Federal University of Minas
Gerais. Mr. Campos has
been a Board member of
Sadia and Unibanco and
has received awards from
different public
organizations, both from the
Executive and Legislative
branches, and business
associations, as well as
having published six books
on Business Administration.
Bachelor in Mining and
Metallurgy Engineering from
the Federal University of
Minas Gerais, as well as a
M.Sc. and Ph.D. from the
Colorado School of Mines
(EUA).
Independent
Member
Cristiana
Arcangeli
Mrs. Cristiana Arcangeli
has graduated in
Dentistry with
specialization in
Endodontics and has
been working in the
cosmetics segment for
more than 25 years, in
which she has created
brands such as
Phytoervas, Éh
Cosméticos and
Beauty´in. Mrs. Arcangeli
has received different
awards for her influence
in the cosmetics and
fragrances segment and
for her entrepreneurial
actions, as well as being
the first female member
of the Brazilian Marketing
Academy, a volunteer at
Endeavor, a writer of
three books and
participant on TV shows.
Independent
Member
Evandro
Guimarães
Chairman
Wesley Batista
Mr. Evandro holds a
Bachelor degree in
Business Administration
from Fundação Getúlio
Vargas in Rio de Janeiro
in 1970.
He started his career at
Ciba Geigy as Product
Manager, then moved to
Bicicletas Caloi S.A. as a
Marketing Manager.
He then moved to São
Paulo in 1980 in the Sales
Division of TV Globo and
in 1984 was promoted to
National Sales Director.
From 1989 till 1997, he
headed Globo’s Center of
Affiliates and Expansion
and was nominated as
Institutional Relations
Vice-President at
Organizações Globo,
directly interacting with the
Executive, Legislative and
Judicial branches until the
end of 2011.
7 members, 5 of whom independent with vast business experience.
Independent
Member
Betânia Tanure
de Barros
Professor at PUC MG, PhD
from the Brunel University
(England), Post-graduate in
Management Consulting by
Henley Management
College (England),
specialized in management
by INSEAD, psychologist
by PUC – MG. Works as a
BTA-certified technical
consultant, and professor at
national and international
companies such as:
ArcelorMittal, Banco
Santander, Banco Central
do Brasil, Banco Itaú,
Brasilprev, Embraer,
Gerdau, Kimberly-Clark,
IBM, Natura, RBS, Sadia,
Samarco, TAP, Usiminas,
Vale, Via Retail and Weg.
Board Member at RBS and
GOL Linhas Aéreas, Acts
as speaker at events in
Brazil and abroad and has
published books in Brazil
and abroad.
Corporate Governance - Board of Directors
Mr. Wesley Batista has become CEO of JBS’ global operations in Feb/2011. Prior to his current position, he was president and CEO of JBS USA, where he supervised the growth and development of the market in the USA after Swift & Company’s acquisition in 2007. Under his management, JBS USA more than doubled its revenues in the last 4 years, acquiring Smithfield Beef, JBS Five Rivers Feedlot, a majority stake in Pilgrim’s Pride, as well as expanding its
Australian operations acquired along with Swift. During the previous fifteen years, Mr. Batista acted as Chief Operating Officer (COO) of JBS’ beef operations in Brazil and Argentina.

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Vigor Overview
Vigor was founded in 1917 and is headquartered in São Paulo. Vigor produces and commercializes dairy products, fats and vegetable oils, pasta, juices, among others
Vigor is one of the largest dairy companies in Brazil, with leading position in different categories
~80% of Vigor’s revenues come from the Southeast region with ~70% coming from the State of São Paulo
2011 Revenues: R$ 1.2+ billion
Approximately 3,300 employees
Facilities
Production plants – 6 (Goiás, São Paulo, Minas Gerais and Paraná)
J.V. production plants – 1 (São Paulo-Cruzeiro do Sul, Joint Venture - Arla Foods)
Milk Collection Centers – 4 (Minas Gerais, São Paulo and Paraná)
Distribution Centers – 7 (Pernambuco, Bahia, Minas Gerais, Rio de Janeiro, São Paulo, Ceará and Rio  Grande do
Sul)
Vigor collects of 22 mm liters of milk / month
Strong and renowned brands, such as: Vigor, Leco, Faixa Azul, Serrabella and Danúbio
CEO
Gilberto Xandó
Mr. Gilberto Meirelles Xandó Baptista holds a Bachelor degree in Business Administration from Fundação
Getúlio Vargas, a Master Degree in Retail from USP/FEA and specialization in Business Management PGA from Fundação Dom Cabral/INSEAD, in France. He has large multidisciplinary experience and has worked in the areas of Finance, Controlling, Trade Marketing, Marketing, Commercial (Brazil and other countries)
and Business Unit Management at Natura, Sadia S.A. and Coopers & Lybrand.
Source: Company information

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Seven units, capacity of more than 50,000
tons/month
Four Milk Collection Centers
1,280 producers
Approximately 22 million liters collected per month
Seven distribution centers
More than 20,000 active clients
Dairies plant
Vegetable Fat plant
Mixed plant
Distribution Centers
Collection Centers
Plants
Collection Centers
Distribution Centers
Source: Company information
Broad Distribution Network and Operations in Strategic Areas

VIGOR

VIGOR
Morango
VIGOR
Pessego
VIGOR
Creme de Leite
VIGOR
Requeijão cremoso
VIGOR
Mel
VIGOR
Mamão
VIGOR
Frutas Vermelhas
VIGOR
Morango
VIGOR
Maracujá
VIGOR
Morango
VIGOR
Delicatessen

VIGOR Leco FAIXA AZUL DANUBIO Serrabella

JBS

12 PAGE Highly Renowned Brands and Products

VIGOR

VIGOR
Morango

VIGOR
Requeijão cremoso
VIGOR
Requeijão cremoso

VIGOR
Natural

FAIXA AZUL
FAIXA AZUL
FAIXA AZUL

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Market Leadership
1 liter Yogurt
Cheese Spread
Parmesan Cheese Natural Yogurt
Source: Nielsen, 2011
31% market
share in the
Metropolitan
region of São
Paulo
30% in the
Metropolitan
region of São
Paulo
11% market share in Brazil and 17% in
the Metropolitan region of São paulo

LEADERSHIP IN CHEESE SPREAD

VIGOR

LEADERSHIP IN FAIXA AZUL "PARMESAN" CHEESE

LEADERSHIP IN LIQUID YOGURTS IN SÃO PAULO

VIGOR
VIGOR

LEADERSHIP IN NATURAL YOGURTS IN SÃO PAULO

VIGOR

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Dairies and Cheese Markets in Brazil
Source: Nielsen, 2011
Dairies
Market
VIGOR
834

Vol ktons
+ 9
+ 14
Val %
280
Cheese
VIGOR
+  3
Vol %
4,8
Val  R$MM
+ 19
Market

Vol ktons
+ 13
Val %
+  6
Vol %
1,2
Val  R$MM
11
+ 18

+ 25
Vigor grows twice as much as the Market

UHT Milk 8.0%
Other 8.0%
61.0% Dairy Products
Margarines and Vegetable Oils 23.0%

Other 14.6%
Goiás/DF/MS/MT 4.8%
RS 2.1%
MG 4.2%
PR 4.1%
RJ 5.7%
64.6%SP

Other 2.0%
Wholesale / Distributor 14.0%
67.0%Small and Medium Retail
Key Account 17.0%

15 PAGE Market Highlights Revenue breakdown by product (%) Sales breakdown by state (%) Distribution channels (%) Source: Company information

Thank you! ****************** ************

Additional Information for U.S. Shareholders of JBS S.A.:
Exchange Offer of JBS Shares for Vigor Shares
JBS S.A. (“JBS”) and Vigor Alimentos S.A. (“Vigor”) are Brazilian companies. Information distributed in connection with the proposed exchange offer
(oferta
pública voluntária de aquisição de ações mediante permuta por
ações)
under Brazilian law of JBS shares for
Vigor shares is subject to Brazilian disclosure requirements that are different from those of the United States. Financial statements included herein, if any, have been prepared in accordance with International Financial Reporting Standards issued by the International
Accounting Standards Board and accounting practices in Brazil that may not be comparable to the financial statements of United States companies.
It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the proposed exchange offer, since the companies are located in Brazil and all of their officers and directors are residents of Brazil. You may not be able to sue the companies or their officers or directors in a Brazilian court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the companies may purchase shares of the companies otherwise than through the proposed exchange offer, such as in open market or privately negotiated purchases.
Important Notice Regarding Forward-Looking Statements
This presentation contains certain forward-looking statements. Statements that are not historical facts, including statements about our perspectives and expectations, are forward looking statements. The words “expect”, “believe”, “estimate”, “intend”, “plan” and similar expressions, when related to JBS S.A. and its subsidiaries, indicate forward-looking statements. These statements reflect the current view of management and are subject to various risks and uncertainties. These statements are based on various assumptions and factors, including general economic, market, industry, and operational factors. Any changes to these assumptions or factors may lead to practical results different from current expectations. Excessive reliance should not be placed on those statements. Forward looking statements relate only to the date they were made.